                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Citadel Holding Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                          CITADEL HOLDING CORPORATION
                       550 South Hope Street, Suite 1825
                         Los Angeles, California 90071

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 17, 1999

                               ----------------

To the Stockholders:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation, a Delaware corporation ("Citadel"), will be held at the Four Seasons Hotel, 300 So. Doheny Drive, Los Angeles, California 90048 on Friday, December 17, 1999, at 2:30 p.m., local time, subject to adjournment or postponement, for the following purposes:

    1. To elect four directors to the Board of Directors of Citadel (the "Board of Directors") to serve until the 2000 Annual Meeting of Stockholders;

    2. To consider and vote upon a proposal for the merger of the Company with its wholly-owned subsidiary, Citadel Holding Corporation, a Nevada corporation, which shall be the surviving corporation, for the purpose of
  (i) changing the domicile of the Company from Delaware to Nevada and
  (ii) implementing a two class stock structure for Citadel; and

    3. To transact such other business as may properly come before the Annual Meeting.

  Copies of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 and a Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 1999 are enclosed. Only holders of record of the voting stock of Citadel on November 4, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting. Citadel shall make available for examination at its principal executive offices located at 550 S. Hope St., Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ S. Craig Tompkins
                                          S. Craig Tompkins
                                          Corporate Secretary

November 22, 1999


 PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE TO ENSURE THAT YOUR VOTES ARE COUNTED.

                          CITADEL HOLDING CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                               December 17, 1999

                              GENERAL INFORMATION

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Citadel Holding Corporation, a Delaware corporation ("Citadel" and, collectively with its subsidiaries, the "Company"), of proxies for use at the 1999 Annual Meeting of Stockholders of Citadel (the "Annual Meeting") scheduled to be held at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. At the Annual Meeting, stockholders will be asked to (i) elect four directors, and (ii) consider a proposal to approve an Agreement and Plan of Merger, dated November 19, 1999 (the "Merger Agreement"), between Citadel (sometimes referred to herein as "CDL-Delaware") and Citadel Holding Corporation, a Nevada corporation which is a wholly-owned subsidiary of Citadel ("CDL-Nevada"). The Merger Agreement provides for the merger (the "Merger") of CDL-Delaware with and into CDL-Nevada, which will be the surviving corporation in the Merger, for the purpose of (a) changing the domicile of Citadel from Delaware to Nevada and (b) implementing a two class stock structure for Citadel. In the merger, each share of Citadel Common Stock (as defined below) will be automatically converted into 0.8 share of CDL-Nevada Class A Nonvoting Common Stock (the "Class A Common Stock") and 0.2 share of CDL-Nevada Class B Voting Common Stock (the "Class B Common Stock" and collectively with the Class A Common Stock the "CDL-Nevada Common Stock"). No fractional shares of Class A Common Stock or Class B Common Stock will be issued, and each person who would otherwise be entitled to receive a fractional share of such stock will instead be paid in cash ("Fractional Cash Payment") the fair value of such fractional share as determined in good faith by the Board of Directors of CDL-Nevada, as the Surviving Corporation, as of the Effective Date.

  The Class A Common Stock will have no voting rights, other than the right to vote as a class on any amendment to the Articles of Incorporation of CDL-Nevada or on any merger transaction that would change adversely the rights, privilege or preference of such Class A Common Stock. The holders of Class A Common Stock and Class B Common Stock will participate pari passu with respect to dividends. Both the Class A Common Stock and the Class B Common Stock will be listed on the American Stock Exchange. Copies of the Merger Agreement and the Articles of Incorporation and the Bylaws of CDL-Nevada are attached hereto as Exhibits A, B and C. See "Description of CDL-Nevada Capital Stock" for a more detailed description of the Class A Common Stock and Class B Common Stock.

  Shares represented by properly executed proxies received by Citadel will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, "FOR" each of the nominees for director as identified on such card and, "FOR" the approval of the merger. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their judgment with respect to any other matters that may properly come before the Annual Meeting.

  Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

  The mailing address of the principal executive offices of Citadel is 550 South Hope St., Suite 1825, Los Angeles, California 90071, and its telephone number is (213) 239-0540. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is November 22, 1999.

Record Date and Voting

  Only stockholders of record on the record date, November 4, 1999 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 6,669,924 shares of Citadel common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

  The holders of the majority of the outstanding shares of Citadel Common Stock, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but which have not been voted for a specific proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  Directors will be elected by a plurality of the votes of the shares of Citadel Common Stock present in person or represented by proxy at the Annual Meeting. With regard to the election of directors, votes may either be cast in favor of the nominees named herein or be withheld. Votes withheld will not be counted towards a nominee's achievement of a plurality. Approval of the Merger requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock. Since the Merger requires the affirmative vote of the holders of a majority of the outstanding Common Stock, abstentions and broker non-votes will have the same effect as a vote against the Merger.

  Management of the Company has been advised that Craig Corporation ("Craig") and Reading Entertainment, Inc. ("REI") will vote their shares in favor of the nominees for director identified in these materials and to approve the Merger. Together, Craig and REI hold approximately 47.9% of the outstanding Common Stock.

Solicitation of Proxies

  The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by Citadel. Following the mailing of this Proxy Statement, directors, officers and regular employees of Citadel may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Voting Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by Citadel for their reasonable charges and expenses in connection therewith. Citadel will bear all expenses incurred in soliciting stockholders.

                                Proposal No. 1

                             ELECTION OF DIRECTORS

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth the shares of Common Stock beneficially owned as of the Record Date by (i) each director, nominee and executive officer,
(ii) all directors and officers as a group, and (iii) each person known to Citadel to be the beneficial owner of more than 5% of the Common Stock. Except as noted, the indicated beneficial owner of the shares has sole voting power and sole investment power with respect to such shares. An asterisk denotes beneficial ownership of less than 1%.

                                                      Common Stock
                                         --------------------------------------
                                             Amount and Nature        Percent
Name and Address of Beneficial Owner     of Beneficial Ownership(1) of Class(1)
------------------------------------     -------------------------- -----------
James J. Cotter(2)(3)..................          3,209,779             47.9%
 120 North Robertson Boulevard
 Los Angeles, CA 90048

S. Craig Tompkins(4)...................                --               --

Ronald I. Simon(5).....................             10,000                *

William C. Soady(5)....................             10,000                *

Alfred Villasenor, Jr.(5)..............             10,000                *

Brett Marsh(5)(6)......................                --               --

Andrzej Matyczynski(5)(7)..............                --               --

Craig Corporation(2)(8)................          3,209,779             47.9%
 550 South Hope Street, Suite 1825
 Los Angeles, CA 90071

Reading Holdings, Inc., an indirect
 wholly owned subsidiary of REI(2).....          2,113,673             31.5%
 30 South Fifteenth Street, Suite 1300
 Philadelphia, PA 19102-4813

Private Management Group(9)............            980,000             14.6%
 20 Corporate Park, Suite 400
 Irvine, CA 92606

All directors and executive officers as
 a group (7 persons)(10)...............          3,239,779                9%

--------
*  Represents less than 1% of stock outstanding.

  The business address for all of the officers and directors listed above is c/o Citadel Building Corporation, Suite 1825, 550 S. Hope Street, Los Angeles, California 90071.

(1) Applicable percentage of ownership is based on 6,669,924 shares of Common Stock outstanding as of the Record Date together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect of shares. Shares subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Mr. Cotter is the Chairman of both Craig and REI and a principal stockholder of Craig. Mr. Tompkins is a Director and the President of Craig and the Vice Chairman of REI. Craig currently owns approximately 78% of the voting power of the outstanding capital stock of REI. Craig owns directly 1,096,106 shares of Citadel Common Stock and Reading owns directly 2,113,673 shares of Citadel Common Stock. These securities have been listed as beneficially owned by Mr. Cotter and Craig due to the relationships between Mr. Cotter, Craig and REI. Mr. Cotter and Mr. Tompkins disclaim beneficial ownership of Citadel Common Stock owned by Craig and Reading, and all of Reading securities held by Craig and Citadel.

(3) Mr. Cotter is the principal stockholder of Craig. He is the beneficial owner of 2,385,142 shares of Craig Common Stock and 2,021,702 shares of Craig Class A Common Preference Stock, including 594,940 shares of Craig Common Stock issuable upon the exercise of outstanding stock options. Mr. Cotter also is considered the beneficial owner of 617,438 shares of Craig Common Stock and 720,838 shares of Craig Class A Common Preference Stock owned by Hecco Ventures, a California general partnership ("Hecco"). Mr. Cotter is the general partner of a limited partnership which is the general partner of Hecco, and accordingly has voting and investment power with respect to these shares. Mr. Cotter is also the beneficial owner of 336,232 shares of Reading Common Stock, consisting of 6,000 shares held in a profit sharing plan and 320,232 shares issuable upon the exercise of outstanding options.

(4) Mr. Tompkins owns 2,000 shares of Craig Class A Common Preference Stock in various retirement accounts for the benefit of Mr. Tompkins and his wife, and currently exercisable options to acquire 35,000 shares of Craig Class A Common Preference Stock. Mr. Tompkins and his wife each own 200 shares of Reading Common Stock in IRA Accounts, and 500 shares of Reading Common Stock are held in a trust for one of Mr. Tompkins' minor children. Mr. Tompkins disclaims ownership of the shares held by his wife's IRA Account and his child's trust. Mr. Tompkins also holds currently exercisable options to acquire 10,000 shares of Reading Common Stock, and 8,500 shares of Citadel Common Stock.

(5) Represents shares of Common Stock issuable upon the exercise of stock options.

(6) Mr. Marsh was granted on November 18, 1999 immediately exercisable options to acquire 3,000 shares of Common Stock. Mr. Marsh also has options exercisable within 60 days of the Record Date to acquire 5,000 shares of Reading Common Stock.

(7) Mr. Matyczynski was granted on November 18, 1999 immediately exercisable options to acquire 15,000 shares of Common Stock. Mr. Matyczynski also has options exercisable within 60 days of the Record Date to acquire 15,000 shares of Reading Common Stock.

(8) Craig is the controlling stockholder of Reading, with ownership of 5,165,516 shares of Common Stock and 550,000 shares of Series B Convertible Preferred Stock, collectively representing approximately 78% of the voting power of Reading. The foregoing shares of Reading Common Stock and percentage voting power exclude 4,489,796 shares which may be acquired upon conversion of the Series B Convertible Preferred Stock.

(9) Based upon Schedule 13-G filed February 11, 1999.

(10) Includes 30,000 shares issuable upon the exercise of stock options which are exercisable within 60 days of the Record Date.

Nominees For Election

  At the Annual Meeting, stockholders of Citadel will be asked to vote on the election of four directors. The four nominees receiving the highest number of votes at the Annual Meeting will be elected directors of Citadel.

  To fill these four board positions, the enclosed proxy, unless indicated to the contrary, will be voted "FOR" the nominees listed below (the "Board Nominees") and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

  Set forth below is certain information concerning the Board Nominees:

                                                                       First
                                                                       Became
             Name              Age        Current Occupation          Director
             ----              ---        ------------------          --------
 James J. Cotter(1)(2).......   61 Chairman of the Board and Chief      1986
                                    Executive Officer of Citadel,
                                    Chairman of the Board of Craig
                                    Corporation ("Craig"), and
                                    Chairman of the Board of
                                    Reading Entertainment, Inc.
                                    ("REI")
 William C. Soady(3)(4)......      President of Distribution,
                                56  Polygram Films                      1999
 S. Craig Tompkins(2)........   48 ViceChairman of the Board and        1993
                                    Secretary/Treasurer of Citadel,
                                    President and Director of
                                    Craig, Vice Chairman of the
                                    Board of REI, and Director of
                                    G&L Realty Corp.
 Alfred Villasenor,                President of Unisure Insurance
  Jr.(1)(3)(4)...............   69  Services, Inc.                      1987

--------
(1) Member of the Compensation Committee.

(2) Member of the Executive Committee.

(3) Member of the Audit Committee.

(4) Member of the Conflicts Committee.

  Mr. Cotter was first elected to the Board in 1986, resigned in 1988, and was re-elected to the Board in June 1991. He was elected Chairman of the Board of Citadel in 1992, and Chief Executive Officer effective August 1, 1999. Mr. Cotter is the Chairman and a director of Citadel Agricultural Inc., a wholly owned subsidiary of Citadel ("CAI"); the Chairman and a member of the Management Committee of each of the agricultural partnerships which constitute the principal assets of CAI (the "Agricultural Partnerships"); and the Chairman and a member of the Management Committee of Big 4 Farming, LLC, an 80%-owned subsidiary of Citadel. From 1988 through January 1993, Mr. Cotter also served as the President and a director of Cecelia Packing Corporation (a citrus grower and packer), a company wholly owned by Mr. Cotter, and is the Managing Director of Visalia, LLC, which holds a 20% interest in each of the Agricultural Partnerships and in Big 4 Farming, LLC. Mr. Cotter has been Chairman of the Board of Craig Corporation ("Craig") since 1988 and a director of that company since 1985. Mr. Cotter has served as a director of Reading Entertainment, Inc. ("REI" and collectively with its consolidated subsidiaries, "Reading") (motion picture exhibition and real estate), and its predecessor since 1990, and as the Chairman of the Board of REI and its predecessor since 1991. Craig owns approximately 78% of the voting power of the outstanding securities of REI and the Company owns approximately 5% of the voting power of REI. Mr. Cotter is also the Executive Vice President and a director of The Decurion Corporation (motion picture exhibition and real estate). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter has been the Chief Executive Officer and a director of Townhouse Cinemas Corporation (motion picture exhibition) since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a general partner in Hecco Ventures, a California General Partnership ("Hecco") involved in investment activities and a stockholder in Craig. Mr. Cotter was also a director of Stater Bros., Inc. (retail grocery) between 1987 and September 1997.

  Mr. Soady was elected to the Board of Directors of the Company on August 24, 1999. Mr. Soady has been President of Distribution, PolyGram Films since 1997. Mr. Soady has also served as Director of Showscan Entertainment, Inc. from 1994 to present, the Foundation of Motion Picture Pioneers, Inc. from 1981 to present, the Will Rogers Memorial Fund from 1981 to present and has been a member of the Motion Picture Academy of Arts & Sciences since 1982.

  Mr. Tompkins has been a director of the Company since 1993, was elected Vice Chairman of the Board in July of 1994, and has served as the Secretary/Treasurer of the Company since August 1994. From August 1994 until November 18, 1999, Mr. Tompkins also served as the Principal Accounting Officer of the Company. Mr. Tompkins was a partner of Gibson Dunn & Crutcher until March 1993, when he resigned to become President of each of Craig and REI's predecessor, the Reading Company. Mr. Tompkins has served as a director of each of Craig and the Reading Company since February 1993 and has served as a director of REI since its formation in 1996. In January 1997, Mr. Tompkins resigned as President of REI and was made Vice Chairman of REI. Mr. Tompkins was elected to the Board of Directors of G&L Realty Corp., a New York Stock Exchange listed real estate investment trust, in December of 1993, and currently serves as the Chairman of the Audit and the Strategic Planning Committees of that REIT. Mr. Tompkins is also President and a director of CAI, a member of the Management Committee of each of the Agricultural Partnerships and of Big 4 Farming, LLC, and serves for administrative convenience as an Assistant Secretary of Visalia, LLC, and Big 4 Ranch, Inc. (a partner with CAI and Visalia, LLC in each of the Agricultural Partnerships).

  Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation which has specialized in life, business life and group health insurance for over 35 years. He is also a general partner in Playa del Villa, a California real estate commercial center. Mr. Villasenor is a director of the John Gogian Family Foundation and a director of Richstone Centers, a non-profit organization. In 1987, Mr. Villasenor was elected to the Board of Directors of Citadel and Fidelity and served on the Board of Fidelity until 1994. Mr. Villasenor also served as a director of Gateway Investments, Inc. (a wholly owned subsidiary of Fidelity) from June 22, 1993 until February 24, 1995.

Compensation of Directors

  Other than the Chairman of the Board, directors who are not officers or employees of the Company receive, for their services as a director, an annual retainer of $15,000 plus $1,500, if serving as Committee Chairman, and $800 for each meeting attended in person (or $300 in the case of a telephonic meeting). The Chairman of the Board receives $45,000 annually. Mr. Tompkins receives no compensation for his services as an executive officer, but received director's fees for his service as Vice Chairman in the amount of $40,000 with respect to 1998. In the first quarter of 1998, Messrs. Cotter and Tompkins received $200,000 and $50,000, respectively, in bonus compensations. Effective August 1, 1999, Mr. Cotter was elected to serve as the Company's Chief Executive Officer. Mr. Cotter receives no compensation in addition to his directors fees for his service as Chief Executive Officer.

  Additionally, pursuant to the Citadel Holding Corporation 1996 Nonemployee Director Stock Option Plan effective October 1996 (the "1996 Stock Option Plan"), each director of the Company who is not an employee or officer of the Company (for purposes of the 1996 Stock Option Plan, the Chairman of the Board and the Principal Accounting Officer of Citadel are deemed officers of the Company) shall, upon becoming a member of the Board of Directors, automatically be granted immediately vested option to purchase 10,000 shares of Common Stock at an exercise price that is greater or less than the fair market value (as such term is defined in the 1996 Stock Option Plan) per share of Common Stock on the date of grant by an amount equal to the amount by which $3.00 per share is greater or less than the fair market value per share of Common Stock on the effective date of the 1996 Stock Option Plan (the "Plan Effective Date"). The non-officer directors who were incumbent on the Plan Effective Date (Messrs. Simon and Villasenor) received immediately vested options to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share. Mr. Soady received immediately vested options to purchase 10,000 shares of Common Stock at an exercise price of $4.7750 per share, upon the effective date of his election to the Board of Directors.

Meetings and Committees of the Board of Directors

  During the fiscal year ended December 31, 1998, there were two meetings of the Board of Directors of Citadel. Each of the directors attended at least 80% of the meetings of the Board of Directors, held after the election of such individual to the Board.

  Citadel currently has standing Audit, Executive, Conflicts and Compensation Committees. The Board of Directors does not have a nominating committee.

  The members of the Audit Committee are William C. Soady and Alfred Villasenor, Jr. During 1998, the Audit Committee was comprised of Messrs. Ronald I. Simon and Mr. Villasenor and held one meeting. The Audit committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of Citadel and its subsidiaries. The Audit Committee also, among other things, recommends to the Board the engagement of the Company's independent accountants; monitors and reviews the quality and activities of the Company's independent accountants; and, monitors the adequacy of the Company's operating and internal controls as reported by management and the independent accountants.

  The members of the Executive Committee are James J. Cotter, S. Craig Tompkins and Alfred Villasenor, Jr. The Executive Committee held no meetings during 1998. The Executive Committee exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors.

  The members of the Conflicts Committee are William C. Soady and Alfred Villasenor, Jr. The Conflicts Committee was chartered to consider and make recommendations with respect to all matters as to which one or more directors may have conflicts of interest. The Conflicts Committee held no meetings during 1998.

  The Compensation Committee is currently comprised of James J. Cotter and Alfred Villasenor, Jr. The Compensation Committee is responsible for recommending to the Board of Directors remuneration for executive officers of Citadel. It is currently Citadel's policy that directors who are executive officers and whose compensation is at issue are not involved in the discussion of, or voting on, such compensation.

Vote Required: Recommendation of the Board of Directors

  The four nominees receiving the greatest number of votes present in person or by proxy at the Annual Meeting will be elected to the Citadel Board of Directors. Craig and Reading have advised Citadel that they intend to vote 3,209,779 shares, representing approximately 47.9% of the outstanding Citadel Common Stock in favor of the election of the Board Nominees.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE BOARD NOMINEES LISTED ABOVE.

                                Proposal No. 2

                 PROPOSAL TO CHANGE THE STATE OF INCORPORATION
                            FROM DELAWARE TO NEVADA

  The following discussion summarizes certain aspects of the proposal to approve the Merger and Merger Agreement to change the state of incorporation of the Company from Delaware to Nevada and to adopt a two class stock structure. The discussion is qualified in the entirety by reference to the Merger Agreement, the Articles of Incorporation of CDL-Nevada (the "Nevada Articles"), and the Bylaws of CDL-Nevada attached hereto as Exhibits A, B, and C, respectively.

Principal Reasons for Reincorporation in Nevada and Implementation of a Two Class Stock Structure.

  The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company's state of incorporation from Delaware to Nevada. The principal reason for the reincorporation, over the long term, is to save the Company money. The annual taxes and fees charged by the State of Nevada are significantly less than those charged by the State of Delaware. For the fiscal year ending December 31, 1999, the Company anticipates it will be required to pay approximately $10,000 to the State of Delaware. If the Company reincorporates in Nevada, its annual fees will be less than $100 per year. This differential will become substantially greater as the Company's assets grow. By way of example, Craig Corporation and Reading Entertainment, Inc., the Company's principal stockholders each pay approximately $150,000 in fees annually for the State of Delaware.

  As a secondary factor, reincorporation in Nevada may also reduce the likelihood of strike lawsuits against the Company and its directors. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Nevada law provides greater protection to directors than Delaware law.

  The Delaware General Corporation Law (the "Delaware Law") provides that every person becoming a director of a Delaware corporation consents to the personal jurisdiction of the Delaware court. Accordingly, a director can be personally sued in Delaware, even though such director has no other contacts with the state. The Nevada Revised Statutes, as amended (the "Nevada Statutes"), have no similar consent provision and, accordingly, a plaintiff must show the minimum contacts required generally for a state to have jurisdiction over a non-resident director. Also, the Nevada Statutes allow the Company and its officers and directors (if personally sued) to petition the court to order a plaintiff to post a bond to cover their costs of defense. The motion can be based upon lack of reasonable possibility that the complaint will benefit the corporation or a lack of participation by an individual defendant in the conduct alleged.

  As a further factor, the Company's principal stockholders, Craig Corporation and Reading Entertainment, Inc., have also determined to place before their stockholders proposals to reincorporate in Nevada. The Board of Directors believes it is very likely that these proposals will be adopted by the stockholders of Craig Corporation and Reading Entertainment, Inc., as they have the support of the principal stockholders of those companies. Since there is substantial overlap in the management and administration of these three companies, the administration and management of the company would, in the view of the Board of Directors, be effected more economically if all three companies were governed by the same set of corporate laws.

  Operating the Company as a Nevada corporation will not interfere with, or differ substantially from, the present corporate activities of Citadel. As a Nevada corporation, CDL-Nevada will be governed by the Nevada Statutes, whereas Citadel is presently governed by the Delaware Law. The Board of Directors believes that the Nevada Statutes constitute a comprehensive, flexible legal structure under which to operate. However, because of differences in the laws of these states, the rights of Citadel's stockholders will change in several material respects as a result of the Merger. These matters are discussed in greater detail immediately below.

  Incident to the Merger, the Board of Directors has determined that it would be in the best interests of the Company and its Stockholders for Citadel to make use of this opportunity to reclassify Citadel's outstanding equity into two classes of stock: the Class A Nonvoting Common Stock (the "Class A Common Stock") and Class B Voting Common Stock (the "Class B Common Stock" and collectively with the Class A Common Stock, the "CDL Nevada Common Stock"). The CDL-Nevada Common Stock will, subject to the differences between the Delaware Law and the Nevada Statutes discussed in greater detail below, have the same rights privileges and preferences as the Citadel Common Stock, except that the Class A Common Stock will have no voting rights, except for the right to vote as a separate class with respect to any amendment of the Nevada Articles or any merger transaction which would have the effect of changing adversely the rights, privileges and preferences of such Class A Common Stock.

  The Class A Common Stock and Class B Common Stock will both be listed on the American Stock Exchange. The Board of Directors believes that the existence of a publicly-traded class of non-voting common stock will increase the financial flexibility of the Company, by allowing it to use such securities to raise capital or to acquire assets including, without limitation, the stock of other companies, without diluting the control currently held by the Company's controlling stockholders, Craig and Reading. The Company, however, has no specific agreement to issue any Class A Common Stock at the present time. The reclassification would also permit the Company's controlling stockholders to reduce their equity interest in the Company without reducing their control. The Company is advised, however, that neither Craig nor Reading have any current plan or intention to reduce the amount of their respective ownership interests in the Company.

  The foregoing description of the Class A Common Stock and Class B Common Stock is subject to the specific terms of the Nevada Articles, a copy of which is attached as Exhibit B hereto. Stockholders are urged to read all of the Exhibits attached hereto prior to making a determination as to how to vote. See "Description of CDL-Nevada Capital Stock" for a more detailed description of the Class A Common Stock and the Class B Common Stock.

Certain Changes in the Rights of Stockholders Resulting from the Merger and the Effects Thereof

  Although it is impracticable to describe all of the differences between the corporation laws of Delaware, the state in which Citadel is incorporated, and the laws of Nevada, the state in which CDL-Nevada is incorporated, the following is a summary of certain significant differences between the rights which stockholders have as holders of shares of Citadel's Common Stock, and those which they would have as holders of shares of Class A Common Stock and Class B Common Stock.

 Stockholder Vote for Certain Matters

  Both the Delaware Law and the Nevada Statutes require an affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding stock to approve a merger (other than certain parent-subsidiary mergers) or a sale, lease or exchange of "all" of a company's assets. While the Delaware Law also requires a similar affirmative vote of stockholders to approve the sale, lease or exchange of "substantially" all of the company's assets, the Nevada Statutes have no such requirement. The Delaware Certificate of Incorporation (the "Delaware Certificate") is silent on this issue. The Nevada Articles specifically provide for a stockholder vote in the case of a sale, lease or exchange of all or substantially all of the assets of CDL-Nevada. Accordingly, both the Delaware Certificate and Nevada Articles, by operation of law or by express provision, provide for a majority stockholder vote to approve such merger transactions, or the sale, lease or exchange of all or substantially all of the company's assets. The Delaware Law and the Nevada Statutes both permit a subsidiary corporation to merge into its parent corporation without approval of stockholders of either corporation, when the parent owns at least 90% of the subsidiary.

 Removal of Directors

  Under both the Delaware Law and the Nevada Statutes, any director or the entire board of directors may be removed, with or without cause, upon the vote of the shares entitled to vote in the election of directors. Under Delaware Law, a majority vote is required to remove a director. Under the Nevada Statutes, a director may be removed only by the vote of stockholders casting not less than two-thirds of the votes entitled to be cast with respect to all of the outstanding shares entitled to vote.

 Cumulative Voting

  Under both the Delaware Law and the Nevada Statutes, cumulative voting is not available unless expressly provided for in the certificate or articles of incorporation. Neither the Delaware Certificate nor the Nevada Articles provides for cumulative voting.

 Dividends

  Under the Delaware Law, a Delaware corporation, subject to any restrictions contained in its certificate of incorporation, may pay dividends upon the shares of its capital stock either (i) out of its surplus or (ii) if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year subject to certain conditions. Under the Nevada Statutes, a Nevada corporation may make a distribution to its stockholders, but no distribution may be made if, after giving it effect (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) except as otherwise specifically allowed by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

 Special Meetings of Stockholders

  Under the Delaware Law, special meetings of the stockholders may be called by the board of directors or by such other person or persons as may be authorized by the certificate of incorporation or by the bylaws. There is no comparable provision in the Nevada Statutes. The Bylaws of the Company provide that special meetings may by called by the Chairman of the Board, or the President, or at the request of a majority of the directors, or on written request (stating the time, place, and purpose or purposes) of stockholders who together own or record shares of stock entitling them to cast a majority of the votes entitled to be cast by the holders of the outstanding stock of all classes entitled to vote at such meeting. The Bylaws of CDL-Nevada are identical to those of Citadel on this point.

 Stockholder Action by Written Consent

  The Delaware Law and the Nevada Statutes both provide that any action required to be taken at a meeting of stockholders may be taken without a meeting, if the stockholders consent in writing to the action proposed to be taken. In both states, such a consent must be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

 Inspection of Books and Records

  Under the Delaware Law, any stockholder may, for a proper business purpose, inspect the stockholders list and other books and records. Under the Nevada Statutes, a stockholder must have owned his shares for at least six months or represent at least 5% of the outstanding shares in order to be entitled to inspect the stockholders list. A stockholder must represent at least 15% of such shares to inspect the financial books of the corporation. Also, such stockholder must, if requested, provide an affidavit that the inspection is not for a purpose unrelated to such stockholder's interest in the corporation as a stockholder.

 Indemnification

  The Delaware Law and the Nevada Statutes each specify certain circumstances when a corporation must, and other circumstances when it may, indemnify its officers, directors, employees and agents against legal expenses and liabilities. Both states' provisions are generally the same. Both the Delaware Law and the Nevada Statutes require, unless ordered by a court, a finding to be made that the officer, director, employee or agent has met the required standard of conduct by (i) majority vote of the board of directors for which the quorum does not consist of parties to the proceeding, or (ii) independent legal counsel in a written opinion, or (iii) stockholder approval. In addition, the Delaware Law permits such finding to be made by a committee of the board of directors consisting of at least one director not party to the proceedings. The Nevada Statutes have no similar procedure. Neither the provisions of the Nevada Statutes nor the Delaware Law are exclusive, and both permit indemnification as provided under any bylaw, agreement, vote of stockholders or of disinterested directors, or otherwise. Both the Delaware Bylaws and the Nevada Bylaws require indemnification to the fullest extent allowable under the Delaware Law and the Nevada Statutes, respectively.

 Directors' Liability

  The Delaware Law permits a corporation, with the approval of its stockholders, to eliminate the personal liability of its directors, except for liability arising in connection with (i) a breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the payment of unlawful dividends and approval of certain other actions prohibited by law, or (iv) a transaction from which a director derived an improper personal benefit. The Nevada Statutes permit a corporation to eliminate or limit the personal liability of its directors (and officers), except for liability arising in connection with
(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of the Nevada Statutes. In both the Delaware Certificate and the Nevada Articles, the applicable provisions of the respective statutes are restated.

 Amendment and Repeal of Bylaws

  The Delaware Law provides that the power to adopt, amend or repeal bylaws shall be in the stockholders unless specifically granted to the directors in the corporation's certificate of incorporation, in which case the power is shared. Such a provision in the certificate of incorporation does not limit the stockholders' power to adopt, amend or repeal bylaws. There is no similar provision in the Nevada Statutes that expressly requires a grant of power to the directors in the articles of incorporation in order to adopt bylaws for a corporation. Rather, the Nevada Statutes provide that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Further, although not part of the Nevada Statutes, an opinion of the Nevada Attorney General also provides that directors may adopt bylaws for a corporation in the event the stockholders do not, or stockholders may confer the right to adopt bylaws on directors, however, stockholders retain the right to adopt bylaws superseding those adopted by directors. The Delaware Certificate granted to the Board of Directors the power to adopt, amend, or repeal the bylaws of Citadel except as and to the extent provided in the bylaws. The Delaware Bylaws provide that the stockholders may adopt, amend or repeal the bylaws, or any bylaw, by a majority vote, however, this power is shared with the Board of Directors. Similarly, the Nevada Articles also authorize the Board of Directors to adopt, amend and repeal the bylaws, subject to the right of the stockholders to adopt superceding bylaws.

  Stock Repurchases

  The Delaware Law provides that a corporation may acquire its own shares. No purchase of shares may be made when such a purchase would cause any impairment of the capital of the corporation. Under the Nevada Statutes a corporation may also acquire its own shares. However, no such purchase can be made if, after giving effect to the purchase: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy preferential rights (if any) of stockholders upon dissolution.

 Loans to Employees and Directors

  The Delaware Law permits loans or guarantees to any officer or other employee, including any officer or employee who is a director, whenever, in the judgement of the directors, such a loan or guarantee may reasonably be expected to benefit the corporation. The Nevada Statutes do not contain specific restrictions on loans or guarantees to or for the benefit of any employee. However, the Nevada Statutes do require that any contract or transaction between the corporation and an officer or director either (i) must be approved by a majority vote of the disinterested directors, or a majority vote of outstanding shares (including shares owned by the interested director or officer), and in either instance that the officer's or director's interest in the transaction be made known to the directors and stockholders; or (ii) must be fair to the corporation.

 Appraisal Rights

  Under the Delaware Law and the Nevada Statutes, stockholders, in certain circumstances, have the right to dissent from certain corporate reorganizations and mergers, provided certain statutory procedures are followed. A stockholder exercising his right to dissent may demand payment in cash for his shares equal to their fair value, excluding any appreciation or depreciation in anticipation of the transaction (although such appreciation or depreciation may be included in determining fair value if its exclusion would be unfair). Fair value is determined by an appropriate court upon the petition of the stockholder.

  The Delaware Law provides that stockholders who neither voted in favor of a merger or consolidation nor consented thereto in writing shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares. Appraisal rights are available for the shares of any class or shares of stock of a constituent corporation in a merger or consolidation unless the shares of such corporation are listed on a national securities exchange, such as the American Stock Exchange, and the shares are converted in the merger only into one or a combination of (i) shares of the surviving or resulting corporation, (ii) shares listed on a national securities exchange, such as the American Stock Exchange, or held of record by more than 2,000 stockholders, and/or (iii) cash in lieu of fractional shares.

  In addition, the Delaware Law provides that, any corporation may provide in its certificate of incorporation that appraisal rights will be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. No special appraisal rights are provided for in the Delaware Certificate.

  The Nevada Statutes provide that a stockholder is entitled to dissent from and obtain payment of the fair market value of his shares in the event of the following corporate actions: (a) consummation of a plan of merger to which the domestic corporation is a party (i) if approval by the stockholders is required for the merger and he is entitled to vote on the merger, or (ii) in certain circumstances, if the domestic corporation is a subsidiary and is merged with its parent; (b) consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan; or (c) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. No appraisal rights are available if the shares of such corporation are listed on a national securities exchange, such as the American Stock Exchange.

 Tender Offers and Takeover Bids

  The Delaware Law does not specifically regulate the acquisition of control of a corporation. The Nevada Statutes contain provisions that apply (unless the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest provide otherwise) to any acquisition of a controlling interest in an issuing corporation. An "issuing corporation" is defined as a corporation which (a) is organized in Nevada, (b) has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and

(c) does business in Nevada. The articles of incorporation or bylaws may impose stricter requirements on the acquisitions of a controlling interest in the corporation. Based on current operations, these provisions under the Nevada Statutes would not apply to CDL-Nevada. Furthermore, the Nevada Articles include a specific election not to be governed by the Nevada Statutes pertaining to acquisitions of controlling interest or combinations with interested stockholders. The Nevada Statutes do not restrict the directors of an issuing corporation from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number or percentage of shares or voting power. Under the Nevada Statutes, therefore, the directors of CDL-Nevada may have more flexibility in taking actions in response to takeover bids designed to inhibit such bids. However, no specific provisions relating to takeovers or designed to prevent takeovers or reduce stockholder democracy have been included in the Nevada Articles and bylaws other than the above referenced election.

 Size and Classification of the Board of Directors

  The Delaware Law provides that the board of directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The Delaware Certificate contains no such provision, and the Bylaws of CDL-Delaware provide for a board of five directors, which number may be increased or decreased by the board, provided that the number of directors may not exceed 15. The Delaware Certificate does not provide for a classified board.

  The Nevada Statutes provide that a corporation must have at least one director, and may provide in its articles of incorporation or its bylaws for a fixed number of directors or a variable number of directors within a fixed maximum and minimum, and for the manner in which the number of directors may be increased or decreased. The Nevada Articles provide that the number of directors shall be five, however, the number of directors may be increased or decreased as provided in the bylaws. The Bylaws of CDL-Nevada provide for a board of five directors, which number may be increased or decreased by the board. The Nevada Articles and the Bylaws of CDL-Nevada do not provide for a classified board.

 Duties of Directors

  The Nevada Statutes expressly allow directors and officers of the corporation to consider a variety of non-stockholder interests in discharging their duties to the corporation. The non-stockholder interest include the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and nation, the interest of the community and of society, and the long-term as well as short-term interests of the corporation and its stockholders. There is no corresponding provision in the Delaware Law. However, Delaware courts, in certain instances, have indicated that directors may consider various constituencies provided there exists some rationally related benefit to the stockholders.

 Business Combinations Involving Interested Stockholders

  Section 203 of the Delaware Law restricts certain business combinations between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of the outstanding voting stock of such corporation) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if (i) prior to an interested stockholder becoming such, the corporation's board of directors approves either the business combination or the transaction by which such person became an interested stockholder, (ii) upon consummation of the transaction, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are both directors and officers of such corporation), or (iii) at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by the corporation's board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

  Similar to Section 203 of the Delaware Law, Sections 78.4111 to 78.444, inclusive, of the Nevada Statutes restrict the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may affect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the foregoing provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the resident domestic corporation. The above provisions do not apply to any combination involving a resident domestic corporation (i) whose original articles of incorporation expressly elect not to be governed by Sections 78.411 to 78.444 of the Nevada Statutes, (ii) which does not, as of the date of acquiring shares, have a class of voting shares registered with the Securities and Exchange Commission ("SEC") under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the corporation's articles of incorporation provide otherwise, (iii) whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Exchange Act on the effective date of such amendment, if the combination is with an interested stockholder whose date of acquiring shares is before the effective date of such amendment or (iv) that amends its articles of incorporation, approved by a majority of the disinterested shares, to expressly elect not to be governed by Sections 78.411 to 78.444 of the Nevada Statutes. Such an amendment, however, would not become effective until 18 months after its passage and would apply only to stock acquisitions occurring after the effective date of the amendment. The Nevada Articles expressly elect not to be governed by Sections 78.411 to 78.444 of the Nevada Statutes.

 Preemptive Rights

  Under both the Delaware Law and the Nevada Statutes, absent an express provision in a corporation's certificate or articles of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to an additional issue of stock. Neither the Delaware Certificate nor the Nevada Articles provide for preemptive rights.

 Amendment of Certificate or Articles of Incorporation

  Under both the Delaware Law and the Nevada Statutes, a corporation may amend its certificate or articles of incorporation if the corporation's board of directors adopts a resolution presenting the proposed amendment and the amendment is approved by stockholders. An amendment generally requires approval by the affirmative vote of a majority of the votes entitled to be cast. In addition, a majority of the shares of each class entitled to vote as a class must approve the amendment. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are non-voting shares. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote as a class. Under the Delaware Law, the right to vote as a class may be limited in certain circumstances. Any provision in the certificate of incorporation that requires a greater vote than required by law cannot be amended or repealed except by such greater vote. The Delaware Law provides that, in its resolution proposing an amendment, the board of directors may insert a provision allowing the board of directors to abandon the amendment, without concurrence by stockholders, after the amendment has received stockholder approval but before its filing with the Secretary of State. The Nevada Articles include a similar provision.

Merger--Effective Date

  The Merger has been approved by the Company's Board of Directors, which unanimously recommends a vote in favor of such proposal. If approved by the stockholders, it is anticipated that the Merger will become effective as soon as practicable (the "Effective Date") when the Certificate/Articles of Merger are filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended (except that the principal terms may not be amended without stockholder approval) either before or after stockholder approval has been obtained and prior to the Effective Date, if, in the opinion of the Board of Directors of the Company, circumstances arise which make it inadvisable to proceed.

Appraisal Rights

  Holders of the Common Stock will not be entitled to appraisal rights with regard to the Merger.

Capitalization of CDL-Nevada; Stock Certificates

  CDL-Nevada will have authority to issue 100,000,000 shares of Class A Nonvoting Common Stock, par value $0.01 per share (the "Class A Common Stock"), 20,000,000 shares of Class B Voting Common Stock, par value $0.01 per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "CDL-Nevada Common Stock"), and 20,000,000 shares of Preferred Stock, par value $0.01 per share ("CDL-Nevada Preferred Stock"). CDL Delaware currently has authority to issue 20,000,000 shares of its Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, of which 1,329,144 shares have been designated Series A 3% Cumulative Voting Convertible Preferred Stock and 1,329,144 shares have been designated Series B 3% Cumulative Voting Convertible Preferred Stock. There are no outstanding shares of Preferred Stock. The Merger will result in an increase in the number of shares of Preferred Stock available for issuance by the Company. See "Description of CDL-Nevada Capital Stock." The Company has no present plan or arrangement to issue any such additional shares of Preferred Stock.

  In the Merger, each share of CDL-Delaware Common Stock will be converted, without any action on the part of the holder thereof, into 0.8 share of Class A Common Stock and 0.2 share of Class B Common Stock. No fractional shares of CDL-Nevada Common Stock will be issued, and each person who would otherwise be entitled to receive a fractional share of such stock will instead be paid in cash ("Fractional Cash Payment") the fair value of such fractional share as determined in good faith by the Board of Directors of CDL-Nevada, as the Surviving Corporation, as of the Effective Date. All CDL-Nevada stockholders will have the rights provided in the Nevada Articles and the Nevada Statutes. See "Certain Changes in the Rights of Stockholders resulting from the Merger and the Effects Thereof."

  After the Merger, certificates that formerly represented shares of CDL-Delaware Common Stock shall be deemed for all purposes to evidence only the number of shares of Class A Common Stock and Class B Common Stock into which such shares of CDL-Delaware Common Stock shall have been converted as provided above. All stock certificates formerly representing shares of CDL-Delaware Common Stock shall be exchanged for certificates representing shares of Class A Common Stock and Class B Common Stock and Fractional Cash Payment for any fractional interests of such shares. In addition, after the Merger any option or other right to acquire shares of CDL-Delaware Common Stock that has not been exercised and has not lapsed shall, by virtue of the Merger and without any action by the holder thereof, be converted into and become an option or right to acquire 0.8 share of Class A Common Stock and 0.2 share of Class Common Stock for each share of CDL-Delaware Common Stock subject to such options or other right and provided that no option or other right may be exercised to acquire fractional shares of CDL Common Stock.

  Prior to the Effective Date of the Merger, CDL-Nevada shall deposit with the ChaseMellon Shareholders Services ("Transfer Agent") stock certificates representing the CDL-Nevada Common Stock and an adequate amount of cash to pay for the Fractional Cash Payments (collectively the "Exchange Fund") for exchange of the shares of stock in CDL-Delaware and CDL-Nevada and payment of any fractional shares.

  Promptly following the Effective Date, the Transfer Agent to mail to each holder of record of CDL-Delaware Common Stock (i) a letter of transmittal ("Transmittal Letter") for use by the record holder, and (ii) instructions for the holder of record to use to exchange certificates for CDL-Delaware Common Stock for certificates for Class A Common Stock and Class B Common Stock and, if applicable, the Fractional Cash Payment. The Transmittal Letter shall be in such form and have such additional provisions as CDL-Nevada shall approve and shall specify that delivery of the CDL-Delaware Common Stock shall be effected and the risk of loss and title to such shares shall pass only upon delivery of the original certificates representing the CDL-Delaware Common Stock to the Transfer Agent. Certificates for CDL-Delaware Common Stock that are surrendered for exchange shall be forthwith cancelled. No interest will accrue or be paid on the Fractional Cash Payment. See the Agreement and Plan of Merger, attached hereto as Exhibit "A," for a discussion of transfers of ownership of CDL-Delaware Common Stock that are not registered on the records of the Transfer Agent, requests to issue certificates for Class A Common Stock or Class B Common Stock in any name other than the name of the registered holder of the certificate presented for exchange, and lost, stolen or destroyed certificates of CDL-Delaware Common Stock.

  If after six months following the Effective Date any portion of the Exchange Fund (e.g., the cash for the Fractional Cash Payments and shares of Class A Common Stock or Class B Common Stock) shall remain with Transfer Agent unclaimed, then such unused Exchange Fund shall be delivered by Transfer Agent to CDL-Nevada. Any stockholder who has not exchanged a certificate for CDL-Delaware Common Stock shall thereafter look solely to CDL-Nevada to obtain certificates for the Class A Common Stock, Class B Common Stock, the Fractional Cash Payment and any other dividends or other amounts payable to such stockholder by virtue of ownership of a certificate of CDL-Delaware Common Stock and any such payments shall be made without interests. Notwithstanding the foregoing, CDL-Nevada, the Transfer Agent or any other person shall be liable to a stockholder for any sum properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  The Common Stock is listed on the American Stock Exchange. After the Merger, the Class A Common Stock and Class B Common Stock will be listed on the American Stock Exchange. The Company anticipates that the Class A Common Stock and the Class B Common Stock will be listed under the symbols CDL. A and CDL. B, respectively.

Description of CDL-Nevada Capital Stock

 General

  The authorized capital stock of CDL-Nevada consists of (i) 100,000,000 shares of Class A Common Stock, $0.01 par value; (ii) 20,000,000 shares of Class B Common Stock, $0.01 par value; and (iii) 20,000,000 shares of Preferred Stock, $0.01 par value.

 CDL-Nevada

  Voting Rights. The Class A Common Stock is entitled to a class vote in the event a proposed amendment to the Nevada Articles or any merger transaction that would alter or change any preference or any other special right previously given to the holders of the Class A Common Stock. The Class A Common Stock has no other voting rights. The Class B Common Stock is entitled to one vote per share.

  Liquidation Rights. The holders of Class A Common Stock and the Class B Common Stock have the same rights in the event of a liquidation, dissolution or winding up of CDL-Nevada. In any such event, whether voluntary or involuntary, before any payment or distribution of the assets of CDL-Nevada (whether capital or surplus) is made to or set apart for the holders of CDL-Nevada Common Stock or any class or classes or series of stock or other securities of CDL-Nevada ranking junior to the CDL-Nevada Common Stock upon liquidation, dissolution or winding up, and after the payment or distribution to the holders of any class or classes or series of stock or other securities of CDL-Nevada ranking prior to the CDL-Nevada Common Stock upon liquidation, dissolution or winding up, the holders of the CDL-Nevada Common Stock (together with the holders of any series of Preferred Stock which, pursuant to the resolution or resolutions of the Board of Directors providing for the issue of such series, will be entitled to participate therein with the holders of the CDL-Nevada Common Stock) will be entitled to participate equally, share for share as if a single class, in any further payment or distribution of the assets of CDL-Nevada.

  Dividends. The holders of the Class A Common Stock and the Class B Common Stock (together with the holders of any series of Preferred Stock which, pursuant to the resolution or resolutions of the Board of Directors providing for the issue of such series, will be entitled to participate therein with the holders of the CDL-Nevada Common Stock) will be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared by the Board of Directors. The holders of the Class A Common Stock and the Class B Common Stock will be entitled to receive such dividends or distributions as may be paid or made with respect to the CDL-Nevada Common Stock in equal amounts, share for share, as if a single class of securities. However, in the event that any dividend is declared on the Class B Common Stock payable in shares of Class B Common Stock, such dividend will be declared at the same rate per share on the Class B Common Stock and Class A Common Stock, but the dividend payable on shares of Class B Common Stock will be payable in shares of Class B Common Stock and the dividend payable on shares of Class A Common Stock will be payable in shares of Class A Common Stock. In addition, if CDL-Nevada in any manner splits, subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Preference Stock will be split, subdivided or combined in the same manner proportionately and on the same basis per share, and vice versa.

  Other Rights, Preferences and Privileges. Except as to the voting and dividend rights described above, all shares of Class A Common Stock and Class B Common Stock will have identical rights, preferences and privileges.

 Preferred Stock

  No shares of CDL-Nevada Preferred Stock will be issued or outstanding immediately following the Merger. Shares of Preferred Stock may be issued from time to time in one or more series; and the Board of Directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights (whole, limited or none), redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges, limitations and restrictions applicable to each such series of Preferred Stock. The purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of the Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Class B Common Stock, and, under certain circumstances, make it more difficult for a third party to gain control of CDL-Nevada; such issuance also could adversely affect the distributions on and liquidation preference of the CDL-Nevada Common Stock by creating one or more series of preferred stock with distribution or liquidation preferences senior to the CDL-Nevada Common Stock.

  In the event that shares of the CDL-Nevada Preferred Stock are issued as convertible securities, convertible into shares of Class A Common Stock or Class B Common Stock, the holders of Class A Common Stock or Class B Common Stock may experience dilution. CDL-Nevada has no present plan or arrangement to issue any Preferred Stock.

Indebtedness of the Company

  All indebtedness of the Company outstanding on the Effective Date will be assumed by CDL-Nevada in connection with the Merger.

Certain Federal Income Tax Consequences

  The Company's management believes that, for federal income tax purposes:

    1. No gain or loss will be recognized by Citadel, CDL-Nevada or stockholders of Citadel by reason of the consummation of the Merger;

    2. Each stockholder's tax basis in the CDL-Nevada capital stock into which his CDL-Delaware capital stock is converted will be the same as the tax basis of the CDL-Delaware capital stock held by him immediately prior to the consummation of the Merger; and

    3. A stockholder who holds the CDL-Delaware capital stock as a capital asset will include in his holding period for CDL-Nevada capital stock the period during which he held CDL-Delaware Capital Stock.

  No information is provided herein as to the state, local or foreign tax consequences of the Merger. The federal income tax discussion set forth above is for general information only. Each stockholder is urged to consult his own tax advisor as to these and any other tax consequences of the Merger.

Vote Required; Recommendation of Board

  Approval of Proposal No. 2 requires the affirmative vote of majority of the votes entitled to be cast by the holders of the Company's outstanding Common Stock. Citadel has been advised by Craig and Reading that they intend to vote 3,209,779 shares of Common Stock owned by them, representing approximately 47.9% of the outstanding Common Stock, in favor of the approval of the Merger.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

  The names of the executive officers of Citadel, other than James J. Cotter and S. Craig Tompkins, nominees for director, together with certain information regarding them, are as follows:

    Name                                       Age             Title
    ----                                       ---             -----
   Brett Marsh................................  52 Vice President of Real Estate
   Andrzej Matyczynski........................  47 Chief Financial Officer

  Brett Marsh has been with the Company since 1993 and is responsible for the real estate activities of the Company. Prior to joining the Company, Mr. Marsh was the Senior Vice President of Burton Property Trust, Inc., the U.S. real estate subsidiary of The Burton Group PLC. In this position, Mr. Marsh was responsible for the real estate portfolio of that company.

  Mr. Andrzej Matyczynski became the Chief Financial Officer of the Company effective November 19, 1999. On that date, Mr. Matyczynski also became the Chief Financial Officer of the Company's affiliate, Craig Corporation, and the Chief Administrative Officer of its subsidiary, Reading Entertainment, Inc. Prior to joining the Company, Mr. Matyczynski was the Finance Director of Beckman Coulter, Inc. Mr. Matyczynski was associated with Beckman Coulter and its predecessors for more than the past twenty years and also served as a director of certain Beckman Coulter subsidiaries.

Summary Compensation Table

  The officers of Citadel during 1998 included Steve Wesson, S. Craig Tompkins and Brett Marsh. The Summary Compensation Table sets forth the compensation earned for the years ended December 31, 1998, 1997 and 1996 by each of the most highly compensated executive officers of the company whose compensation exceeded $100,000 in all capacities in which they served.

                                                                  Long Term
                                   Annual Compensation           Compensation
                          -------------------------------------- ------------
                                                                  Securities
                                                                  Underlying
                                                                    Stock
   Name and Principal                             Other Annual     Options     All Other
        Position          Year  Salary   Bonus   Compensation(1)   Granted    Compensation
   ------------------     ---- -------- -------- --------------- ------------ ------------
Steve Wesson(3).......... 1998 $200,000 $ 50,000        (1)          --           --
  President and Chief     1997 $185,000 $ 80,000        (1)           (2)         --
  Executive Officer       1996 $175,000 $100,000        (1)          --           --
Brett Marsh.............. 1998 $152,500      --         (1)          --           --
  Director of Real Estate 1997 $150,000 $ 30,000        (1)           (2)         --
                          1996 $130,000 $ 10,000        (1)          --           --

--------
(1) Excludes perquisites if the aggregate amount thereof is less than $50,000, or 10% of salary plus bonus, if less.

(2) During 1997, Mr. Wesson and Mr. Marsh, who provide services to REI pursuant to a consulting agreement between Citadel and REI, were named officers of a wholly-owned subsidiary of REI. Mr. Wesson and Mr. Marsh received options to acquire 20,000 and 10,000 shares, respectively, of REI Common Stock at an exercise price of $12.875 per share. The options held by Mr. Wesson have expired.

(3) Mr. Wesson resigned as President and Chief Executive Officer effective August 1, 1999 and currently serves as a consultant to the Company.

Option/SAR Grants In Last Fiscal Year

  No options were granted in 1998.

Aggregated Option/SAR In Last Fiscal Year and Fiscal Year-End Option/SAR
Values

                                                     Number of
                                                    Securities       Value of
                                                    Underlying   Unexercised in-
                                                    Unexercised     the-Money
                                                   Options/SARs   Option/SARs at
                            Shares                  at 12/31/98    12/31/98 (#)
                         Acquired on     Value     Exercisable/    Exercisable/
Name                     Exercise (#) Realized ($) Unexercisable Unexercisable(2)
----                     ------------ ------------ ------------- ----------------
Steve Wesson(1).........     N/A          N/A        33,000/0        $41,168
Alfred Villasenor, Jr...     N/A          N/A        10,000/0        $ 9,375
Ronald I. Simon.........     N/A          N/A        10,000/0        $ 9,375

--------
(1) In September 1999, the Company purchased Mr. Wesson's options for a cash payment of approximately $66,000.

(2) Based upon $3.9375 per share.

Employment Contracts and Change in Control Agreements

  Citadel and Steve Wesson entered into an Executive Employment Agreement, effective as of August 4, 1994 (the "Employment Agreement"). The term of the Employment Agreement was two years subject to automatic renewal for subsequent one-year terms, unless either party gave notice of non-renewal. That agreement has been terminated.

  On June 27, 1990, the Board authorized Citadel to enter into indemnity agreements with its then current as well as future directors and officers. Since that time, Citadel's officers and directors have entered such agreements. Under these agreements, Citadel agrees to indemnify its officers and directors against all expenses, liabilities and losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, to which any such officer or director is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that he is, was, shall be or shall have been an officer or director, employee, agent or fiduciary of Citadel. Each of the current Citadel directors has entered into an indemnity agreement with Citadel. Similar agreements also exist between Citadel's subsidiaries and the officers and directors of such subsidiaries.

Compensation Committee Interlocks and Insider Participation

  Mr. Cotter is the Chairman of the Board of Craig and REI. Mr. Cotter is a member of the Compensation Committee of the Company. Mr. Tompkins is President of Craig and a Director of Craig and REI.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports to ownership and changes in ownership with the SEC. The SEC rules also requires such reporting persons to furnish the Company with a copy of all
Section 16(a) forms they file.

  Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1998, all filing requirements applicable to its reporting persons were complied with.

Compensation Committee Report on Executive Compensation

  The report of the Compensation Committee of the Board of Directors with respect to executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation Committee of the Board of Directors of the Company for the fiscal year ended December 31, 1999 was composed of James J. Cotter and Alfred Villasenor, Jr. The Compensation Committee, is principally responsible for reviewing the performance of, and determining the compensation for the executive officers of the Company. The Company's executive compensation program is designed to attract and retain talented executives and motivate them to achieve the business objectives of the Company that the Board of Directors believes will enhance stockholder value.

  The Company's current compensation strategy is to supplement the executive officer's base level compensation with periodic cash bonuses in recognition of individual performance, and from time to time, grant stock options designed to link the executives' long term compensation to appreciation in stockholder value. Specific components of the compensation of executive officers are as follows:

  Base Salary: The base salary of the Chief Executive Officer of the Company with respect to 1998 was set in accordance with his Employment Agreement. It is anticipated that in the event the base salaries of other executive officers are to be set, such base salaries will be established upon a general review by the Compensation Committee of comparable compensation for positions requiring similar skills and capabilities and will reflect the performance of the officer in fulfilling his or her duties. Base salary does not directly reflect the financial performance of the Company.

  Bonus: The Company may award officers an annual bonus in an amount to be determined by the Compensation Committee. The Compensation Committee will consider such factors as it deems appropriate in determining such bonuses. As previously discussed, the Employment Agreement of Citadel's former Chief Executive Officer provide for a minimum annual bonus of $50,000, which was paid in 1998.

  Amounts earned during 1998 by the Steve Wesson and Brett Marsh are shown in the Summary Compensation Table. In 1998, Messrs. Cotter and Tompkins were paid bonuses of $200,000 and $50,000, respectively. The amount of Messrs. Cotter and Tompkins' bonuses reflected, among other things, the successful completion of the Reading Preferred Stock acquisition and the successful completion of the acquisition of the Big 4 Properties. No other bonuses were paid with respect to 1998, other than the minimum bonus of $50,000 paid to Mr. Wesson pursuant to his Employment Agreement. The bonus to Mr. Cotter was reviewed and approved by the Compensation Committee with Mr. Cotter abstaining.

                                          James J. Cotter
                                          Alfred Villasenor, Jr.

Performance Graph

  The following line graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act, except to the extent Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

  The following line graph compares the cumulative total stockholder return on Common Stock from December 31, 1993 through December 31, 1998 against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Total Return Index for the (i) New York Stock Exchange ("NYSE")/American Stock Exchange ("AMEX")/NASDAQ Stock Market Index (U.S. companies) and (ii) the cumulative total return of the Company's current peer group, the CSRP Total Return Index for NYSE/AMEX/NASDAQ Companies in the SIC Group Code 6510-6519 (US Companies) (Real Estate Operators (Except Developers) and Lessors). Peer group returns have been weighted by the market capitalization of the individual peers. The graph assumes a $100 dollar investment on December 31, 1993 and reinvestment of all dividends on a daily basis.
                          FIVE YEAR CUMULATIVE RETURN
            AMONG CITADEL COMMON, MARKET INDEX AND PEER INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                             STOCK
                              CITADEL        MARKET       PEER
Measurement Period            COMMON         INDEX        INDEX
---------------------        ----------     ---------    ----------
      12/31/93               $100.00        $100.00      $100.00
      12/31/94               $ 21.30        $ 99.50      $101.30
      12/31/95               $ 20.20        $135.70      $130.00
      12/31/96               $ 23.40        $164.50      $149.70
      12/31/97               $ 36.20        $215.30      $161.90
      12/31/98               $ 33.50        $265.80      $159.00

   The graph assumes a one hundred dollar ($100) investment on December 31, 1993 and reinvestment of dividends on the date such dividends were declared.

Certain Transactions

 Reading Investment Transaction

  In October 1996, Citadel and its wholly-owned subsidiary, Citadel Acquisition Corp., Inc. ("CAC"), closed a transaction with Craig and Reading pursuant to which CAC contributed cash in the amount of $7 million to REI in exchange for (i) 70,000 shares of Series A Preferred Stock of REI, (ii) the granting to Citadel of an option, exercisable at any time until 30 days after REI files its Annual Report on Form 10-K for the year ended December 31, 1999, to exchange all or substantially all of its assets for shares of REI Common Stock, subject to certain contractual limitations and (iii) the granting of certain demand and piggy-back registration rights with respect to REI Common Stock received on the conversion of the Series A Preferred Stock or on such asset exchange. During 1998, 1997 and 1996, Citadel received dividend income of $455,000, $455,000 and $95,000, respectively, from REI with respect to REI Series A Preferred Stock.

 Transactions with Craig Corporation and Reading Entertainment, Inc.

  Commencing August 1995, Citadel began renting corporate office space from Craig on a month-to-month basis and engaged Craig to provide Citadel with certain administrative services. During fiscal 1998, $96,000 was paid to Craig for such rent and services. In additional, Citadel provided real estate consulting services to Reading during fiscal 1998, 1997 and 1996, for which Citadel was paid $398,000, $240,000 and $169,000, respectively.

 Issuance of Common Stock to Craig Corporation for a Note Receivable

  On April 11, 1997, Craig exercised its warrant to purchase 666,000 shares of the Company's common stock at an exercise price of $3.00 per share or $1.998 million. Such exercise was consummated by delivery by Craig of its secured promissory note (the "Craig Secured Note") in the amount of $1.998 million, secured by 500,000 shares of REI Common Stock owned by Craig. Interest is payable quarterly in arrears at the prime rate (amounting to 7.75% at December 31, 1998) computed on a 360 day-year. Principal and accrued but unpaid interest is due upon the earlier of April 11, 2002 or 120 days following the Company's written demand for payment. The Craig Secured Note may be prepaid, in whole or in part, at any time by Craig without penalty or premium. During 1998 and 1997, Craig paid interest to Citadel of approximately $165,000 and $125,000, respectively, pursuant to the terms of the Craig Secured Note.

 Agricultural Activities

  In 1997, the Company entered into a series of transactions which resulted in the acquisition by the Company of (i) a 40% equity interest in each of three general partnerships (the "Agricultural Partnerships") formed to acquire from the Prudential Insurance Company of America ("Prudential") approximately 1,580 acres of agricultural land located in the Central Valley of California (the "Big 4 Properties"), and (ii) an 80% equity interest in a newly-formed farm operating company, Big 4 Farming, LLC ("Farming"), created to farm the Big 4 Properties for the Agricultural Partnerships. The Big 4 Properties were acquired for a total purchase price of $6.75 million plus reimbursement of certain cultural costs through the closing (which cultural costs amounted to approximately $831,000). The acquisition was financed by a ten-year purchase-money mortgage loan from Prudential in the amount of $4.05 million (the "Prudential Loan") and by drawdowns in the amount of $831,000 under a $1.2 million crop finance line of credit from the Company to the Agricultural Partnerships (the "Crop Financing"). The Prudential Loan bears interest at 7.70%, provides for quarterly payment of interest, and provided certain levels of capital investment are achieved, calls for principal amortization payments of $200,000 per year commencing January 2002. The Crop Financing accrues interest, payable quarterly, at the rate of prime plus 100 basis points, and was due and payable in August 1998. Upon the expiration of the Crop Financing, the Company increased the line of credit to $1,850,000 for an additional twelve months under the same terms and conditions. In December 1998, the Agricultural Partnerships suffered a devastating freeze which resulted in a loss of substantially all of its 1998-1999 corp. As a consequence of the freeze, the Agricultural Partnerships have no funds, other than partner contributions with which to repay the drawdowns on the Line of Credit. Furthermore, the Agricultural Partnerships generally have no source of funding, other than its partners, for the cultural expenses needed for production of the 1999-2000 crop, as well as the funding of a crop planting program on the undeveloped acreage. In addition, to the $1,850,000 line of credit, it is estimated that the Agricultural Partnerships will need additional cash in the amount of $1,500,000 in order to cover cultural costs for its 1999-2000 crop year and approximately $125,000 in order to complete the planting program through the end of the year. In addition, during 1999 the Company agreed to guarantee the obligations of the Agricultural Partnerships under certain equipment leases, up to $220,000. Big 4 Ranch, Inc., which was spun off to the Company's stockholders in December 1997, has no funds with which to make contributions to the Agricultural Partnerships. Subsequent to year end, the Company and Visalia have continued to fund, on an 80/20 basis, (i) the Agricultural Partnerships operating and crop costs, and (ii) the cost of the new trees to be used in the planting program. No revenue is expected to be realized by the Agricultural Partnerships until the 1999-2000 crop is harvested and sold.

  Each of the Agricultural Partnerships has three partners: Citadel Agriculture, Inc., a wholly owned subsidiary of Citadel ("CAI"), which has a 40% interest in each of the partnerships; Big 4 Ranch, Inc. ("BRI"), which although formed as a wholly owned subsidiary of Citadel, was spun-off to the shareholders of Citadel following the formation of the partnerships and prior to the acquisition of the Big 4 Properties, and Visalia LLC ("Visalia"), a limited liability company controlled by James J. Cotter and owned by Mr. Cotter and certain members of his family. Farming is owned 80% by the Company and 20% by Visalia. BRI was initially capitalized with $1.2 million from Citadel and, in addition, has a three-year $200,000 line of credit from Citadel, providing for interest at prime plus 200 basis points. No drawdowns have been made to date under this line of credit.

  Craig and Reading, as stockholders of Citadel, received BRI shares in the spin-off in proportion to their interests in Citadel. During 1998, Craig and Reading purchased additional shares in BRI, increasing their ownership to approximately 49%. In addition, during 1998, Cecelia Packing, owned by Mr. Cotter, and a trust for the benefit of one of Mr. Tompkin's children, each acquired from a single seller shares representing an additional 1.6% of the outstanding shares of BRI, or 3.2% of such shares in the aggregate. Certain officers and directors of Craig and Reading are officers, directors or management committee members of CAI, BRI, Farming and/or the Agricultural Partnerships. Mr. James J. Cotter is the Chairman and Chief Executive Officer of the Company, the Chairman of each of CAI, Craig and REI, and is also Chairman of the management committees of Farming and of each of the Agricultural Partnerships. Mr. Tompkins is the Vice Chairman and a Director of each of Citadel and REI, the President and a Director of Craig, the Secretary/Treasurer of Citadel, the President of CAI and a member of the management committees of Farming and of each of the Agricultural Partnerships. As an administrative convenience, Mr. Tompkins also serves as an assistant secretary of BRI and Visalia, for which he receives no compensation. Mr. Edward Kane, a director of REI, served as Chairman and President of BRI and a member of the Management Committee of each of the Agricultural Partnerships until October 1998, at which time he was succeeded by Mr. Gerard Laheney, a Director of Craig. Mr. William Gould, a Director of Craig, is also a Director of BRI. Ms. Margaret Cotter, a Director of Craig, the daughter of James J. Cotter, a limited partner in Hecco and a member in Visalia is also the Secretary, Treasurer and Principal Accounting Officer and a Director of BRI, a member of Visalia and the Vice President of Cecelia. During 1998, Mr. Gould, Ms. Cotter and Mr. Kane received approximately $2,000, $4,000 and $11,000, respectively, on an annual basis for such services to BRI. Ms. Ellen Cotter is the Vice President Business Affairs of Craig and REI, the daughter of James J. Cotter, a limited partner in Hecco and a member in Visalia.

  Citadel owns stock representing a 15.62% interest in Gish Biomedical, Inc., a publicly traded company whose securities are quoted on the NASDAQ National Market ("Gish"). The stock was acquired principally between March and July 1999. On September 15, 1999, James J. Cotter Jr., the son of James J. Cotter, was elected to the Board of Directors of Gish. The Directors of Gish currently serve without compensation.

          CITADEL'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche have been the independent certified public accountants for Citadel since 1983 and have been selected by Citadel to continue to serve as the accountants for Citadel for the remainder of 1999. Representatives of Deloitte & Touche will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                       AVAILABILITY OF CERTAIN DOCUMENTS

  Copies of Citadel's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 1999 are enclosed.

                            STOCKHOLDERS PROPOSALS

  Any stockholder, who in accordance with and subject to the provisions of the proxy rules of the SEC, wish to submit for inclusion in the Proxy Statement relating to the Company's 2000 Annual Meeting of stockholders must deliver such proposal to the Company at its principal office on or before July 25, 2000. If the Company is not notified of a stockholder proposal by October 8, 2000, the proxies held by management of the Company may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement relating to the 2000 Annual Meeting.

  The Board of Directors will consider written nominations for directors from stockholders. Nominations for the election of directors made by the stockholders of the Company must be made by written notice delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders at which directors are elected. Such written notice must set forth, among other things, the name, age, address and principal occupation or employment of such nominee, the number of shares of the Company's Common Stock owned by such nominee and such other information as is required by the proxy rules of the SEC with respect to a nominee of the Board of Directors. Nominations not made in accordance with the foregoing procedure will not be valid.

                                 OTHER MATTERS

  At the time of preparation of this Proxy Statement, the Board of Directors of Citadel was not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By order of the Board of Directors,



                                          /s/ S. Craig Tompkins
                                          -----------------------------------
                                          S. Craig Tompkins
                                          Corporate Secretary

Los Angeles, California
November 22, 1999

                                   Exhibit A

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER, dated November 18, 1999, is by and between Citadel Holding Corporation, a Delaware corporation ("CDL-Delaware"), and Citadel Holding Corporation, a Nevada corporation ("CDL-Nevada" and, together with CDL-Delaware, the "Constituent Corporations").

                                   RECITALS

  WHEREAS, the offices of each of the Constituent Corporations are located at 550 South Hope Street, Suite 1825, Los Angeles, California 90071; and

  WHEREAS, CDL-Delaware is a corporation duly organized and validly existing under the laws of the State of Delaware and has authorized capital stock consisting of 20,000,000 shares of Common Stock, par value $.01 per share ("CDL-Delaware Common Stock"), of which 6,669,924 shares are issued and outstanding, and 5,000,000 shares of Serial Preferred Stock, par value $.01 per share ("Preferred Stock"), none of which shares are outstanding; and

  WHEREAS, CDL-Nevada is a corporation duly organized and validly existing under the laws of the State of Nevada and has authorized capital stock consisting of 100,000,000 shares of Class A Non-Voting Common Stock, par value $.01 per share ("CDL-Nevada Class A Common Stock"), none of which shares are issued and outstanding, 20,000,000 shares of Class B Voting Common Stock, par value $.01 per share ("CDL-Nevada Class B Common Stock"), of which 100 shares are outstanding, and 20,000,000 shares of Preferred Stock, par value $.01 per share ("CDL-Nevada Preferred Stock"), none of which shares are outstanding; and

  WHEREAS, all of the outstanding CDL-Nevada Class B Common Stock is owned by CDL-Delaware; and

  WHEREAS, CDL-Delaware and CDL-Nevada desire to enter into this Agreement and Plan of Merger as a reorganization pursuant to 368(A)(1)(F) of the Internal Revenue Code of 1986, as amended; and

  WHEREAS, the respective Boards of Directors of each of CDL-Delaware and CDL-Nevada have approved this Agreement and Plan of Merger and directed that it be submitted to the respective shareholders of CDL-Delaware and CDL-Nevada for adoption;

  NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in accordance with the laws of the States of Delaware and Nevada, the parties hereto agree that CDL-Delaware shall be merged with and into CDL-Nevada (the "Merger"), that CDL-Nevada shall be the surviving corporation (the "Surviving Corporation") in the Merger, and that the terms and conditions of the Merger shall be as follows:

                                   ARTICLE 1
                    MERGER OF CDL-DELAWARE INTO CDL-NEVADA

  Section 1.1 At the Effective Date (as defined below), CDL-Delaware shall be merged with and into CDL-Nevada, which shall be the Surviving Corporation, and CDL-Nevada shall continue its corporate existence under the laws of the State of Nevada.

  Section 1.2 If the proposal to approve this Agreement and Plan of Merger is adopted by the affirmative vote of at least a majority of the votes entitled to be cast on such proposal by the holders of outstanding shares of CDL-Delaware Common Stock, the Constituent Corporations shall as promptly as practicable execute and file with the Secretary of State of Delaware and the Secretary of State of Nevada a Certificate or Articles of Merger and such supporting documents as may be required to effect the Merger. The date of such filings with such Secretaries of State shall be the Effective Date of the Merger.

                                   ARTICLE 2
                              EXCHANGE OF SHARES

  Section 2.1 At the Effective Date, each outstanding share of CDL-Delaware Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become 0.8 share of CDL-Nevada Class A Common Stock and 0.2 share of CDL-Nevada Class B Common Stock, and all shares of CDL-Delaware Common Stock held in Treasury by CDL-Delaware shall be canceled. No factional shares of CDL-Nevada Class A Common Stock or CDL-Nevada Class B Common Stock shall be issued, and each person who would otherwise be entitled to receive a fractional share of such stock shall instead be paid in cash ("Fractional Cash Payment") the fair value of such factional share as of the Effective Date and as determined in the good faith by the Board of Directors of CDL-Nevada, as the Surviving Corporation.

  Section 2.2 At the Effective Date, each share of CDL-Nevada Class B Common Stock held by CDL-Delaware immediately prior thereto shall be canceled and retired without payment of any consideration therefor.

  Section 2.3 After the Effective Date, all of the outstanding certificates formerly representing shares of CDL-Delaware Common Stock shall be deemed for all purposes to evidence only the number of shares of CDL-Nevada Class A Common Stock and CDL-Nevada Class B Common Stock into which such shares of CDL-Delaware Common Stock shall have been converted as provided in Section
2.1. All stock certificates formerly representing shares of CDL-Delaware Common Stock shall be exchanged as described in Section 2.5 below for certificates representing shares of CDL-Nevada Class A Common Stock and CDL-Nevada Class B Common Stock as aforesaid and shall be paid the Fractional Cash Payment for any fractional interests of such shares.

  Section 2.4 At the Effective Date, any option or other right to acquire shares of CDL-Delaware Common Stock that has not been exercised and has not lapsed shall, by virtue of the Merger and without any action by the holder thereof, be converted into and become an option or right to acquire 0.8 share of CDL-Nevada Class A Common Stock and 0.2 share of CDL-Nevada Class B Common Stock for each share of CDL-Delaware Common Stock subject to such options or other right and provided that no option or other right may be exercised to acquire fractional shares of CDL-Nevada Common Stock.

  Section 2.5

  (a) On or prior to the Effective Date, CDL-Nevada shall deposit with the ChaseMellon Shareholders Services ("Transfer Agent") stock certificates representing the CDL-Nevada Class A Common Stock and CDL-Nevada Class B Common Stock for exchange in accordance with this Section 2.5. In addition, the Constituent Corporations will deposit with the Transfer Agent an adequate amount of cash to pay for the Fractional Cash Payments that could result from the exchange of CDL-Delaware and CDL-Nevada stock. The cash for the Fractional Cash Payment and the certificates for CDL-Nevada Class A Common Stock and CDL-Nevada Class B Common Stock are hereinafter collectively referred to as the "Exchange Fund".

  (b) Promptly following the Effective Date, CDL-Nevada shall cause the Transfer Agent to mail to each holder of record of CDL-Delaware Common Stock
(i) a letter of transmittal ("Transmittal Letter") for use by the record holder, and (ii) instructions for the holder of record to use to exchange certificates for CDL-Delaware Common Stock for certificates for CDL-Nevada Class A Common Stock and CDL-Nevada Class B Common Stock and, if applicable, the Fractional Cash Payment. The Transmittal Letter shall be in such form and have such additional provisions as CDL-Nevada shall approve and shall specify that delivery of the CDL-Delaware Common Stock shall be effected and the risk of loss and title to such shares shall pass only upon delivery of the original certificates representing the CDL-Delaware Common Stock to the Transfer Agent.

  (c) Upon surrender of a certificate for CDL-Delaware Common Stock for exchange together with the Transmittal Letter duly executed by the holder of record, such holder shall be entitled to receive certificates representing shares of CDL-Nevada Class A Common Stock and CDL-Nevada Class B Common Stock and the Fractional Cash Payment in accordance with Section 2.1 above and the certificates so surrendered shall be forthwith cancelled. No interest will accrue or be paid on the Fractional Cash Payment. In the event a transfer of ownership of CDL-Delaware Common Stock has occurred that is not registered on the records of the Transfer Agent, the exchange of stock and the Fractional Cash Payment may only be made if documents and other evidence to effect such transfer is submitted to and approved by Transfer Agent and CDL-Nevada along with evidence that any applicable transfer taxes or other fees have been paid in full. If any certificate for CDL-Nevada Class A Common Stock or CDL-Nevada Class B Common Stock is to be issued in any name other than the name of the registered holder of the certificate presented for exchange, then a condition for the issuance of such certificate(s) will be that the party requesting the exchange pay all transfer or other fees required for the issuance of such certificate or shall establish to the satisfaction of the Transfer Agent and CDL-Nevada that such tax or fees has been paid or is not applicable.

  (d) On and after the Effective Date, no shares of CDL-Delaware Common Stock shall be transferred except as described in this Section 2.5.

  (e) If after six months following the Effective Date any portion of the Exchange Fund (e.g., the cash for the Fractional Cash Payments and shares of CDL-Nevada Class A Common Stock or CDL-Nevada Class B Common Stock) shall remain with Transfer Agent unclaimed, then such unused Exchange Fund shall be delivered by Transfer Agent to CDL-Nevada. Any stockholder who has not exchanged the certificate for CDL-Delaware Common Stock as provided in this
Section 2.5 shall thereafter look solely to CDL-Nevada to obtain certificates for the CDL-Nevada Class A Common Stock, CDL-Nevada Class B Common Stock, the Fractional Cash Payment and any other dividends or other amounts payable to such stockholder by virtue of ownership in stock in CDL-Delaware or CDL-Nevada and any such payments shall be made without interests. Notwithstanding the foregoing, none of CDL-Nevada, the Transfer Agent or any other person shall be liable to a stockholder for any sum properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (f) In the event a certificate representing shares of CDL-Delaware Common Stock has been lost, stolen or destroyed, the holder of record of such certificate and/or the person claiming to be the beneficial owner of such certificate shall deliver an affidavit in a form approved by CDL-Nevada attesting to the fact that the certificate has been lost, stolen or destroyed and, if required by CDL-Nevada, shall post a bond in such amount as CDL-Nevada may direct as indemnity against any claim that may be made against it and/or the Transfer Agent. Only after the receipt of such affidavit and bond, if required, will CDL-Nevada deliver the Exchange Fund for such lost, stolen or destroyed certificate as provided in this Section 2.5.

                                   ARTICLE 3
      ARTICLES, BYLAWS AND CORPORATE GOVERNANCE OF SURVIVING CORPORATION

  Section 3.1 The Articles of Incorporation of CDL-Nevada in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation following the Merger until amended as provided by law.

  Section 3.2 The Bylaws of CDL-Nevada in effect on the Effective Date shall be the Bylaws of the Surviving Corporation until amended as provided by law.

  Section 3.3 From the Effective Date, the directors and officers of CDL-Delaware as of the Effective Date shall serve as the directors and officers of the Surviving Corporation following the Merger until removed or replaced as provided by the Bylaws of the Surviving Corporation.

                                   ARTICLE 4
                     LEGAL AND FINANCIAL EFFECTS OF MERGER

  From the Effective Date, the Merger shall have the effects provided by Delaware and Nevada law. Without limiting the generality of the foregoing, upon the Effective Date, the separate existence of CDL-Delaware shall cease, CDL-Delaware shall be merged with and into CDL-Nevada, with CDL-Nevada as the Surviving Corporation, and the Surviving Corporation, without any further deed or action, shall possess all assets and property of every description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises, and authority (of a public as well as of a private nature), of each of the Constituent Corporations and all obligations belonging to or due each of the Constituent Corporations. Title to any real estate, or any interest therein, vested in each Constituent Corporation shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall be liable for all of the obligations of each Constituent Corporation. Any claim existing, or action or proceeding pending, by or against either Constituent Corporation may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place or the Surviving Corporation may be substituted in the place of such Constituent Corporation. All rights of creditors of each Constituent Corporation shall be preserved unimpaired, and all liens upon the property of either Constituent Corporation shall be preserved unimpaired, but only on the property affected by such liens immediately before the Effective Date. Whenever a conveyance, assignment, transfer, deed, or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of the respective Constituent Corporations shall execute, acknowledge, and deliver such instruments and do such acts. For such purposes, the existence of the Constituent Corporations and the authority of their respective officers are continued, notwithstanding the Merger.

                                   ARTICLE 5
            CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE MERGER

  The obligations of the parties to this Agreement and Plan of Merger are subject to the fulfillment and satisfaction, at or prior to the Effective Date, of each of the following conditions, any one or more of which may be waived by CDL-Delaware by a writing directed to CDL-Nevada:

  Section 5.1 All actions required by law to have been taken by the Boards of Directors and shareholders of the Constituent Corporations shall have been duly and validly taken.

  Section 5.2 CDL-Nevada shall have received approval of the listing of the CDL-Nevada Class A Common Stock and CDL-Nevada Class B Common Stock for trading on the American Stock Exchange.

                                   ARTICLE 6
                                 MISCELLANEOUS

  Section 6.1 This Agreement and Plan of Merger may be terminated by the Board of Directors of CDL-Delaware and the Merger abandoned at any time prior to the Effective Date whether before or after submission to or approval by the shareholders of the Constituent Corporations. Without limiting the generality of the foregoing, in the event the Transfer Agent requests that the Constituent Corporations deposit more than $200,000 to cover the potential total amount of Fractional Cash Payments or CDL-Delaware determines that such payments could exceed $200,000, then the Board of Directors of CDL-Delaware may elect to terminate the Agreement and Plan of Merger at any time prior to the Effective Date whether before or after submission to or approval by the shareholders of the Constituent Corporations.

  Section 6.2 Any provision of this Agreement and Plan of Merger may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement and Plan of Merger may be amended or supplemented at any time prior to the Effective Date by the Board of Directors of the Constituent Corporations. After approval hereof by the shareholders of CDL-Delaware, no amendment shall be made which (a) alters or changes the amount or kind of shares of CDL-Nevada to be received on conversion of shares of CDL-Delaware Common Stock as provided in Section 2.1 hereof, (b) alters or changes any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger as provided in Section 3.1 hereof, or (c) alters or changes any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the rights of shareholders of CDL-Delaware, without the further approval of such shareholders.

  Section 6.3 This Agreement and Plan of Merger shall be governed by and interpreted in accordance with the laws of the State of Nevada.

  Section 6.4 This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first stated above by their duly authorized officers.

                                          CITADEL HOLDING CORPORATION,
                                          a Delaware corporation

                                          By:__________________________________
                                               James J. Cotter, President

                                          CITADEL HOLDING CORPORATION,
                                          a Nevada corporation

                                          By:__________________________________
                                              S. Craig Tompkins, President

                                   Exhibit B

                   CERTIFICATE OF AMENDMENT AND RESTATEMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                          CITADEL HOLDING CORPORATION

                             A Nevada Corporation

  This Certificate of Amendment and Restatement (this "Certificate") is filed on behalf of Citadel Holding Corporation, a corporation organized under the laws of the State of Nevada (the "Corporation"), pursuant to Sections 78.380 and 78.403 of the Nevada Revised Statutes ("NRS"), and its incorporator does hereby certify:

    1. That the signor of this Certificate is the original sole incorporator of the Corporation.

    2. That the original Articles of Incorporation of the Corporation were filed in the Office of the Nevada Secretary of State on October 28, 1999.

    3. That as of the date of this Certificate, no stock of the Corporation has been issued.

    4. That the Articles of Incorporation of the Corporation are hereby amended as follows:

  4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one hundred forty million (140,000,000) shares to be designated respectively as "Class A Non-Voting Common Stock," "Class B Voting Common Stock" and "Preferred Stock" divided as follows:

    (a) Class A Non-Voting Common Stock. The total number of authorized shares of Class A Non-Voting Common Stock shall be one hundred million (100,000,000) shares with the par value of $.01 per share.

    (b) Class B Voting Common Stock. The total number of authorized shares of Class B Voting Common Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

    (c) Preferred Stock. The total number of authorized shares of Preferred Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

    (d) Increase or Decrease in Authorized Shares. The total number of authorized shares of Class A Non-Voting Common Stock, Class B Voting Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

  4.2 Class A Non-Voting Common Stock Voting Rights. Class A Non-Voting Common Stock shall have no voting rights; provided, however, that the holders of the Class A Non-Voting Common Stock will be entitled to vote as a separate class on any amendments to the Articles of Incorporation or any merger which would adversely affect their rights, privileges or preferences, or any liquidation or dissolution in which such holders would receive securities with rights, privileges and preferences less beneficial than those held by them as holders of Class A Non-Voting Common Stock.

  4.3 Class B Voting Common Stock Voting Rights. The holders of the Class B Voting Common Stock shall be entitled to one vote per one share of Class B Voting Common Stock on all matters submitted to the stockholders of the Corporation for a vote.

  4.4 Other Rights, Preferences and Privileges of Class A Non-Voting Common Stock and Class B Voting Common Stock. Except as otherwise specifically set forth herein with respect to voting, all shares of Class A Non-Voting Common Stock and Class B Voting Common Stock shall have the same rights, preferences and privileges with respect to dividends, distributions, or any liquidation or dissolution of the Corporation.

  4.5 Preferred Stock. The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

  5. That the text of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated by this Certificate to read in full as follows:

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          CITADEL HOLDING CORPORATION

                             A NEVADA CORPORATION

  I, the Undersigned, being the original incorporator herein named, for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes (the "NRS"), to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                                   ARTICLE I
                                     NAME

  The name of the corporation is Citadel Holding Corporation (the
"Corporation").

                                  ARTICLE II
                     RESIDENT AGENT AND REGISTERED OFFICE

  The name and address of the Corporation's resident agent for service of process is Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                  ARTICLE III
                                    PURPOSE

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

                                  ARTICLE IV
                                 CAPITAL STOCK

  4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one hundred forty million (140,000,000) shares to be designated respectively as "Class A Non-Voting Common Stock," "Class B Voting Common Stock" and "Preferred Stock" divided as follows:

    (e) Class A Non-Voting Common Stock. The total number of authorized shares of Class A Non-Voting Common Stock shall be one hundred million (100,000,000) shares with the par value of $.01 per share.

    (f) Class B Voting Common Stock. The total number of authorized shares of Class B Voting Common Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

    (g) Preferred Stock. The total number of authorized shares of Preferred Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

    (h) Increase or Decrease in Authorized Shares. The total number of authorized shares of Class A Non-Voting Common Stock, Class B Voting Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

  4.2 Class A Non-Voting Common Stock Voting Rights. Class A Non-Voting Common Stock shall have no voting rights; provided, however, that the holders of the Class A Non-Voting Common Stock will be entitled to vote as a separate class on any amendments to the Articles of Incorporation or any merger which would adversely affect their rights, privileges or preferences, or any liquidation or dissolution in which such holders would receive securities with rights, privileges and preferences less beneficial than those held by them as holders of Class A Non-Voting Common Stock.

  4.3 Class B Voting Common Stock Voting Rights. The holders of the Class B Voting Common Stock shall be entitled to one vote per one share of Class B Voting Common Stock on all matters submitted to the stockholders of the Corporation for a vote.

  4.4 Other Rights, Preferences and Privileges of Class A Non-Voting Common Stock and Class B Voting Common Stock. Except as otherwise specifically set forth herein with respect to voting, all shares of Class A Non-Voting Common Stock and Class B Voting Common Stock shall have the same rights, preferences and privileges with respect to dividends, distributions, a liquidation of the Corporation or otherwise.

  4.5 Preferred Stock. The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

                                   ARTICLE V
                                   DIRECTORS

  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which initially shall consist of one director. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws; provided, however that the number of directors shall not exceed ten. The name and address of the initial member of the board of directors is as follows:

     Name                                                   Address
     ----                                                   -------
     S. Craig Tompkins........................ c/o Craig Corporation
                                               550 South Hope Street, Suite 1825
                                               Los Angeles, California 90071

                                  ARTICLE VI
                                    BYLAWS

  In furtherance and not in limitation of the powers conferred upon the board of directors of the Corporation by the NRS, the board of directors shall have the power to alter, amend, change, add to and repeal, from time to time, the bylaws of the Corporation, subject to the rights of the stockholders entitled to vote with respect thereto to alter, amend, change, add to and repeal the bylaws adopted by the directors of the Corporation.

                                  ARTICLE VII
                             ELECTION OF DIRECTORS

  Unless the bylaws of the Corporation provide for the division of the directors into classes and except as may otherwise be provided in the bylaws of the Corporation, all directors shall be elected to hold office until their respective successors are elected and qualified, or until their earlier resignation or removal, at the annual meeting of the stockholders, whether telephonic or not, within or without the State of Nevada or by written consent and such election need not be by written ballot.

                                 ARTICLE VIII
                                SALE OF ASSETS

  In furtherance of the powers conferred on the stockholders of the Corporation by the NRS, the stockholders of the Corporation shall have the power to vote on any proposed sale of substantially all of the Corporation's assets.

                                  ARTICLE IX
                    AMENDMENT OF ARTICLES OF INCORPORATION

  In the event the board of directors of the Corporation determines that it is in the Corporation's best interest to amend these Articles of Incorporation, the board of directors shall adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof in accordance with the provisions of the NRS and these Articles of Incorporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.

                                   ARTICLE X
                                 INCORPORATOR

  The name and address of the incorporator of the Corporation is Elizabeth A. Savage, Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                  ARTICLE XI
                     ACQUISITIONS OF CONTROLLING INTEREST

  The Corporation elects not to be governed by the provisions of Chapters
78.378 to 78.3793, inclusive, of the NRS pertaining to acquisitions of controlling interest.

                                  ARTICLE XII
                   COMBINATIONS WITH INTERESTED STOCKHOLDERS

  The Corporation elects not to be governed by the provisions of Chapters
78.411 to 78.444, inclusive, of the NRS pertaining to combinations with interested stockholders.

                                 ARTICLE XIII
                      DIRECTORS' AND OFFICERS' LIABILITY

  A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

  In Witness Whereof, the undersigned has executed this Certificate of
Amendment and Restatement as of the      day of                , 1999.

                                       ---------------------------------------
                                       Elizabeth A. Savage, Incorporator

                                   Exhibit C

                                    BYLAWS
                                      OF
                          CITADEL HOLDING CORPORATION
                             A Nevada Corporation

                                   ARTICLE I
                                 STOCKHOLDERS

Section 1 Annual Meeting

  Annual meetings of the stockholders, commencing with the year 2000, shall be held each year within 150 days of the end of the fiscal year on the third Thursday in May if not a legal holiday, and if a legal holiday, then on the next secular day following at ten o'clock a.m., or such other date and time as may be set by the Board of Directors from time to time and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2 Special Meetings

  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President at the written request of a majority of the Board of Directors or at the written request of stockholders owning outstanding shares representing a majority of the voting power of the Corporation. Such request shall state the purpose or purposes of such meeting.

Section 3 Notice of Meetings

  Written notice of stockholders meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by statute. Business transacted any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice.

Section 4 Place of Meetings

  All annual meetings of the stockholders shall be held in the County of Los Angeles, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5 Stockholder Lists

  The officer who has charge of the stock ledger of the Corporation shall prepare and make, not less than ten nor more than sixty days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any proper purpose germane to the meeting, during ordinary business hours for a period not less than ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be

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held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6 Quorum; Adjourned Meetings

  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7 Voting

  Except as otherwise provided by statute or the Articles of Incorporation or these Bylaws, and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given matter by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such matter. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

Section 8 Proxies

  At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy, proxy revocation or power of attorney to vote shall be used at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting; provided, however, nothing contained herein shall prevent any stockholder from attending any meeting and voting in person. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 9 Action Without Meeting

  Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes governing the Corporation or of the Articles of Incorporation require a different proportion of voting power to authorize such action in which case such proportion of written consents shall be required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10 Certain Limitations

  The Board of Directors shall not, without the prior approval of the stockholders, adopt any procedures, rules or requirements which restrict a stockholders right to (i) vote, whether in person, by proxy or by written consent; (ii) elect, nominate or remove directors; (iii) call a special meeting; or (iv) to bring new business before the stockholders, except as may be required by applicable law.

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                                  ARTICLE II
                                   DIRECTORS

Section 1 Management of Corporation

  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2 Number, Tenure, and Qualifications

  The number of directors which shall constitute the whole board shall be five. The number of directors may from time to time be increased or decreased to not less than one nor more than ten by action of the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of the stockholders and, except as provided in
Section 4 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3 Chairman and Vice Chairman of the Board

  The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. The Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 4 Vacancies; Removal

  Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of no less than two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by written consent filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

  If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5 Annual and Regular Meetings

  Annual and regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, annual and regular meetings shall be held at the registered office of the Corporation. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

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Section 6 First Meeting

  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event of the failure of the stockholders to fix the time and place of such first meeting, or in the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7 Special Meetings

  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President upon notice to each director, either personally or by mail or by telegram. Upon the written request of a majority of the directors, the Chairman of the Board or the President shall call a special meeting of the Board to be held within two days of the receipt of such request and shall provide notice thereof to each director, either personally or by mail or by telegram.

Section 8 Business of Meetings

  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9 Quorum; Adjourned Meetings

  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board of Directors in a regular meeting.

  A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time, without notice other than announcement at the meeting, until a quorum is present.

  Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place are fixed at the meeting adjourned.

Section 10 Committees

  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to amend the Articles of Incorporation, to adopt an agreement or plan of merger or consolidation, to recommend to the stockholders a sale, lease or exchange of all or substantially all of the Corporation's assets, to

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recommend to the stockholders dissolution or revocation of dissolution, or to amend these Bylaws, and, unless the resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

  The committees, if required by the Board, shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 11 Action Without Meeting; Telephone Meetings

  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

  Nothing contained in these Bylaws shall be deemed to restrict the powers of members of the Board of Directors, or any committee thereof, to participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment whereby all persons participating in the meeting can hear each other.

Section 12 Special Compensation

  The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director as fixed by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like reimbursement and compensation for attending committee meetings.

                                  ARTICLE III
                                    NOTICES

Section 1 Notice of Meetings

  Whenever, under the provisions of the Articles of Incorporation or applicable law or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholders, at his address as it appears on the records of the Corporation, postage prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

  Notices of meetings of stockholders shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. Personal delivery of any notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

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Section 2 Effect of Irregularly Called Meetings

  Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3 Waiver of Notice

  Whenever any notice whatever is required to be given under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE IV
                                   OFFICERS

Section 1 Election

  The officers of the Corporation shall be elected annually at the first meeting by the Board of Directors held after each annual meeting of the stockholders and shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, and such other officers with such titles and duties as the Board of Directors may determine, none of whom need be directors. The President shall be the Chief Executive Officer, unless the Board designates the Chairman of the Board as Chief Executive Officer. Any person may hold one or more offices and each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or is removed in the manner as hereinafter provided for such term as may be prescribed by the Board of Directors from time to time.

Section 2 Chairman of the Board

  The Board of Directors at its first annual meeting after each annual meeting of the stockholders may choose a Chairman of the Board from among the directors of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3 President

  The President shall be the chief operating officer of the Corporation, shall also be a director and shall have active management of the business of the Corporation. The President shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

Section 4 Vice-President

  The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice-President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise

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specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 5 Secretary

  The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 6 Assistant Secretaries

  The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 7 Treasurer

  The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

Section 8 Assistant Treasurers

  The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 9 Compensation

  The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 10 Removal; Resignation

  The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors, or any member of a committee, may be removed at any time, with or without cause, by the Board of Directors by a vote of not less than a majority of the entire Board at any meeting thereof or by written consent. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

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  Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE V
                                 CAPITAL STOCK

Section 1 Certificates

  Every stockholder shall be entitled to have a certificate signed by the Chairman or Vice Chairman of the Board of Directors, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such person in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock; provided, however, that except as otherwise provided in NRS 78.242, in lieu of the forgoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of the various classes or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2 Surrendered; Lost or Destroyed Certificates

  The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3 Regulations

  The Board of Directors shall have the power and authority to make all such rules and regulations and procedures as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

Section 4 Record Date

  The Board of Directors may fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect,

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or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5 Registered Owner

  The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE VI
                              GENERAL PROVISIONS

Section 1 Registered Office

  The registered office of the Corporation shall be in the County of Clark, State of Nevada. The principal office of the Corporation shall be located in the County of Los Angeles, State of California.

  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2 Checks; Notes

  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3 Fiscal Year

  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4 Stock of Other Corporations or Other Interests

  Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such other attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act an vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary or other such attorneys or agents may also execute and deliver on behalf of the Corporation, powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

Section 5 Corporate Seal

  The corporation will have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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Section 6 Annual Statement

  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by a vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7 Dividends

  Dividends upon the capital stock of the Corporation, subject to the provision of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation.

  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute and sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property or the Corporation, or for such other purpose or purposes as the directors believe to be in the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8 Conflicts of Interest

  In the event of any proposed transaction which would result in the merger of the Corporation with or into any other company or entity, or the sale, dividend, spin-off or transfer of all or substantially all of the assets of the Corporation, whether in one or more related transactions (a "Covered Transaction"), such Covered Transaction shall require the approval of a two-thirds majority of the Board of Directors after a review and written report of the terms and fairness of such transaction have been conducted and prepared by a special committee of the Board appointed to conduct such review. Such special committee shall consist of not less than two directors and shall be composed entirely of directors who are neither employees, directors, officers, agents or appointees or representatives of any company or entity affiliated with any party to the Covered Transaction, other than the Corporation. Such special committee is authorized to retain such professional advisors, including investment bankers, attorneys, and accountants as it may determine, in its sole discretion, to be appropriate under the circumstances.

                                  ARTICLE VII
                                INDEMNIFICATION

Section 1 Indemnification of Officers and Directors, Employees and Agents

  The Corporation shall indemnify its officers, Directors, employees and agents to the full extent permitted by the Nevada Revised Statutes.

Section 2 Insurance

  The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3 Further Bylaws

  The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada.

                                 ARTICLE VIII
                                  AMENDMENTS

Section 1 Amendments by Stockholders

  The Bylaws may be amended by the stockholders at any annual or special meeting of the stockholders by a majority vote, provided notice of intention to amend or repeal shall have been contained in the notice of such meeting.

Section 2 Amendments by Board of Directors

  The Board of Directors at any regular or special meeting by a majority vote may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

                           CERTIFICATE OF SECRETARY

  I, the Undersigned, hereby certify that I am the duly elected and qualified Secretary of Citadel Holding Corporation, a Nevada corporation (the
"Company"), and that the foregoing Bylaws, consisting of   pages (including
cover page and table of contents), constitute the code of Bylaws of the Company as duly adopted by the unanimous written consent of the Board of
Directors as of      ,     .


  IN WITNESS WHEREOF, I have hereunto subscribed my name this     day of
             1999.


                                          _____________________________________
                                                    , Secretary

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PROXY                                                                     PROXY

                          CITADEL HOLDING CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 17, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citadel Holding Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 2:30 p.m., local time, on December 17, 1999 at the Four Seasons Hotel, 300 So. Doheny Drive, Los Angeles, California 90048 for the following purposes and any adjournment or postponement thereof, as follows:

                          (Continued on reverse side)
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

--------------------------------------------------------------------------------
                                                            Please mark   [X]
                                                           your votes as
                                                           indicated in
                                                           this example

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

1.   ELECTION OF DIRECTORS           FOR              WITHHOLD AUTHORITY TO
                             all nominees listed      vote for all nominees
                             below (excepted as               below.
                             marked to the
                             contrary below.)

                                    [_]                         [_]


                                            FOR       AGAINST        ABSTAIN
2.   PROPOSAL TO APPROVE THE MERGER         [_]         [_]            [_]
     AGREEMENT BETWEEN THE COMPANY
     AND CITADEL HOLDING CORPORATION,
     A NEVADA CORPORATION.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list: James J. Cotter, William
C. Soady, Alfred Villasenor, Jr., and S. Craig Tompkins.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE ABOVE PROPOSALS.

THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O CHASE MELLON SHAREHOLDER SERVICES, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.

Signature ______________________________________________________________________
Please sign name(s) exactly as registered) (if there are co-owners, both should sign)

______________________________________________________ Dated: _____________,1999
                    Telephone Number
--------------------------------------------------------------------------------
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